SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2020

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2481 Manana Drive Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 7.01 with regard to the Second Amendment (as defined below) is incorporated by reference into this Item.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 7.01 with regard to the Second Amendment (as defined below) is incorporated by reference into this Item.

Item 7.01.	Regulation FD Disclosure.

On October 19, 2020, Dave & Buster’s Entertainment, Inc. (the “Company”) issued a press release announcing the commencement of a private offering of senior secured notes (the “Notes”) by its indirect subsidiary, Dave & Buster’s, Inc. (the “Issuer”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Notes are being offered for sale in transactions exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. As a result, they may not be offered or sold in the United States or to, or for the benefit of, any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Notes will be guaranteed by the same subsidiaries of the Company that currently guarantee its Term Loan Facility (the “Term Loan Facility”) and Revolving Credit Facility (the “Revolving Credit Facility,” and, together with the Term Loan Facility, the “Credit Facility”).

In connection with the Notes offering, on October 16, 2020, the Issuer entered into a second amendment (the “Second Amendment”) to the Credit Facility, the effectiveness of which is conditioned upon the issuance of the Notes. Among other modifications, the Second Amendment provides that:

▪      the Revolving Credit Facility maturity date will be extended for two years until August 17, 2024;

▪      the total leverage ratio will not be tested until the earlier of (a) the fiscal quarter ending on or about April 30, 2022 or (b) at the Issuer's election, the last date of the fiscal quarter immediately preceding the date on which financial statements are delivered in which the total leverage ratio covenant is less than or equal to 3.50:1.00 and the fixed charge coverage ratio is not less than 1.25:1.00 (the period through the end of the applicable fiscal quarter in (a) or (b) is referred to as the “Second Amendment Suspension Period”), and at such time will commence at the following levels (the “Applicable Financial Covenant Level”): for the fiscal quarter ending on or about April 30, 2022, at the level of 4.75:1.00, for the fiscal quarter ending on or about July 31, 2022, at the level of 4.00:1.00, for the fiscal quarters ending on or about October 31, 2022 and January 31, 2023, at the level of 3.75:1.00 and thereafter (or at such earlier time at the Issuer's election) at the existing level of 3.50:1.00;

▪      the fixed charge coverage ratio will not be tested until the end of the Second Amendment Suspension Period, and at such time and for any fiscal quarter ended thereafter, will commence at the existing level of 1.25:1.00;

▪      incremental debt under the Credit Facility may be incurred in an amount not to exceed the sum of (i) up to $50 million; provided, amounts available under this clause (i) may only be utilized if the secured net leverage ratio does not exceed 3.50:1.00 calculated on a pro forma basis plus (ii) an unlimited amount so long as the secured net leverage ratio does not exceed 2.75:1.00;

▪      during the period from the effective date of the Second Amendment until the end of the Second Amendment Suspension Period, provide for monthly reporting of (i) a calculation of the $150 million minimum liquidity covenant and (ii) 13 week cash flow information including a tabular presentation for the pertinent periods of projected and actual cash flows and variance between the same;

▪      if the Issuer holds any cash and cash equivalents that is unrestricted on the balance sheet (including cash and cash equivalents in deposit accounts subject to control agreements in favor of the Credit Facility collateral agent that is not otherwise restricted) in excess of $100 million then it shall apply any amounts in excess of such threshold to repay the Revolving Credit Facility (with ability to redraw);

▪      a carve out for purposes of certain elements of the definition of “Material Adverse Effect” under the Credit Facility that the impact of the COVID-19 pandemic on the Issuer will be disregarded, will apply until quarterly financial statements have been delivered for the fiscal quarter ending on or about April 30, 2023; and

▪      exceptions to a number of covenants (including incurrence of debt, limitation on liens, limitation on restricted payments, junior debt repayments, and limitation on sale/leasebacks, among others) will be unavailable to the Issuer until such date (a) which is the earlier of the date financial statements have been delivered for the fiscal quarter ending on or about April 30, 2023 demonstrating compliance with a total leverage ratio less than or equal to the Applicable Financial Covenant Level and interest coverage ratio no less than 1.25:1.00 (or, at the Issuer’s election, the date on which financial statements have been delivered demonstrating compliance with a total leverage ratio less than or equal to 3.50:1.00 and interest coverage ratio no less than 1.25:1.00) and (b) no event of default has occurred and is continuing, with an exception to allow for the issuance of the Notes.

The Revolving Credit Facility will bear interest at LIBOR plus 4.00%, with a LIBOR floor of 1.00%, and the undrawn fee will be 0.50% per annum on the actual daily amount of unused commitments under the Revolving Credit Facility, in each case, until the date the financial statements are delivered for the fiscal quarter ending on or about April 30, 2022 demonstrating compliance with a total leverage ratio less than or equal to the Applicable Financial Covenant Level and fixed charge coverage ratio not less than 1.25:1.00 (the “Financial Covenant Suspension Increased Pricing Period”). In addition, during the same time period, the Revolving Credit Facility shall be subject to an additional utilization fee of 1.00% per annum on the actual daily outstanding principal amount of revolving loans made, and the face amount of letters of credit issued, under the Revolving Credit Facility (which utilization fee shall be due and payable on the maturity date of the Revolving Credit Facility).

After the Financial Covenant Suspension Increased Pricing Period, the Revolving Credit Facility will bear interest subject to a pricing grid based on a total leverage ratio, at LIBOR plus a spread ranging from 1.25% to 3.00%, with a LIBOR floor of 1.00%. In addition, no utilization fee will be payable with respect to the Revolving Credit Facility after the Financial Covenant Suspension Increased Pricing Period and the undrawn fee will be subject to a pricing grid ranging from 0.20% to 0.40% per annum on the actual daily amount of the unused commitments under the Revolving Credit Facility based on a total leverage ratio.

The effectiveness of the Second Amendment is also subject to the satisfaction of certain conditions precedent, including the issuance of the Notes in an aggregate principal amount of not less than $425,000,000, and application of proceeds of the Notes to repay the Term Loan Facility in full and outstanding loans under the Revolving Credit Facility in part. The Notes offering is also cross-conditioned on the effectiveness of the Second Amendment.

Safe Harbor Statement.

Statements contained in this disclosure that state expectations or predictions about the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. The Registrant’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include “Risk Factors” and the other factors appearing in the documents that the Registrant has filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: October 19, 2020	By:	/s/ Robert W. Edmund
Robert W. Edmund
General Counsel, Secretary and
Senior Vice President of Human Resources